Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is made as of August [—], 2018 between Humilis Holdings Private Equity LP (the “Seller”) and GlassBridge Enterprises, Inc., a Minnesota corporation (the “Buyer”).

WHEREAS, the Seller owns (i) 140,000,500 shares of common stock (the “Common Shares”) of NXSN Acquisition Corp., a Delaware corporation and subsidiary of the Buyer (“NXSN”), (ii) 5,600,000 shares of preferred stock (the “Preferred Shares” and together with the Common Shares, the “Shares,” represents Seller’s entire ownership in NXSN);

WHEREAS, the Buyer desires to hereby purchase, and the Seller desires to hereby sell to the Buyer, the Shares, on the terms and for the consideration set forth herein.

In consideration of the mutual covenants and representations herein set forth, the Seller and the Buyer agree as follows:

1.            Sale of the Shares. The Seller hereby agrees to sell to the Buyer, and the Buyer hereby agrees to purchase from the Seller, the Shares pursuant to the terms and conditions set forth in this Agreement.

2.            Payment. As payment for the Shares, Buyer shall (i) pay the Seller $1in immediately available U.S. dollars to an account designated by the Seller (the “Cash Consideration”), and (ii) simultaneously with the execution of this Agreement, cause its subsidiary, NXSN, to execute an Option Agreement in favor of Seller, substantially in the form attached hereto as Exhibit A, granting the Seller the right to purchase 100% of the shares of Nexsan Corporation, a Delaware corporation (“Nexsan”, such agreement, the “Option Agreement”). Upon receipt of a duly executed copy of this Agreement, the Cash Consideration, and a duly executed copy of the Option Agreement, the Seller shall deliver to the Buyer copies of stock certificates representing the Shares.

3.            Representations and Warranties of the Buyer. In connection with the purchase of the Shares, the Buyer represents to the Seller the following:

a.           Sophisticated Buyer. Buyer is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the sale of Shares to Seller.

b.           Authority to Cause Option to be Issued. Buyer has the authority and power to cause NXSN to enter into the Option Agreement contemporaneous with the execution of this Agreement, and the Option Agreement will be validly executed and delivered and enforceable by law.

c.           No Legal Advice from Seller. Buyer acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Buyer ‘s legal counsel, investment and tax advisors. Buyer is not relying on any statements or representations of Seller or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement.

d.           Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Seller in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Buyer.

4.           Representations and Warranties of the Seller. In connection with the purchase of the sale of the Shares, the Seller represents to the Buyer the following:

a.           Sophisticated Seller. Seller is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the sale of Shares to the Buyer.

b.           Ownership of Shares. As of the date hereof, Seller is the legal and beneficial owner of the Shares and will transfer to Buyer good and marketable title to the Shares free and clear of any liens, claims, security interests, options, charges or any other encumbrance whatsoever.

c.           Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Buyer in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Seller.

d.           Disclosure of Material Impacts. Seller has disclosed to Buyer all circumstances that may have a material adverse effect on the performance of this Agreement.

e.           Seller appointed NXSN directors will resign upon execution of this Agreement.

5.           Representations and Warranties of NXSN

a.           Authorization. On the date of the signing of this Agreement, NXSN has the powers, rights, authority and ability to sign and deliver this Agreement.

b.           No Breach of Law or Other Agreement. No signing and delivery of this Agreement and no performance by NXSN of its obligations under this Agreement shall (i) result in any violation of any relevant laws and regulations; (ii) conflict with the certificate of incorporation or other organizational documents of NXSN; (iii) result in any breach of any binding agreements or instruments to which they are a party or constitute any breach of contract under any binding agreements or instruments to which they are a party; (iv) result in any breach of any licenses or approvals issued by the relevant competent government departments to them; or (v) cause any licenses or approvals issued by the relevant competent government departments to them to be suspended or revoked or attached with any conditions;

c.           Agreement Not Impacted by Proceedings. There is no suit, arbitration or other judicial or administrative proceedings that are pending or may have a substantial impact on the performance of this Agreement or the Nexsan Stock Purchase Agreement.

d.           Disclosure of Material Impacts. NXSN has disclosed to Buyer all circumstances that may have a material adverse effect on the performance of this Agreement.

e.           NXSN has not engaged in any business activities other than as the holding company of Nexsan.

f.            NXSN has no assets or liabilities other than the Senior Secured Convertible Note due to Buyer and those under Nexsan.

g.           NXSN has no past due tax liabilities and are fully in compliance with all of the tax filings.

There is no suit, or proceeding pending, against, threatened against, or a written or oral claim, nor is there any settlement agreement or stipulation in litigation.

6.           Release of Claims. Seller, on behalf of itself and its predecessors, successors, assigns, their past, present and future officers, agents directors, general partners, limited partners, employees, investors, stockholders administrators, affiliates, administrators, beneficiaries, and representatives and the beneficiaries, heirs, executors, representatives and insurers of any of them (the “Releasing Parties”), hereby fully, finally and irrevocably releases, acquits and forever discharges Buyer, its direct and indirect subsidiaries, each of their respective affiliates, predecessors, successors and assigns and the beneficiaries, heirs, executors, representatives and insurers of any of them (collectively, the “Released Parties”) from any and all Actions (as defined below), Liabilities (as defined below), costs and expenses of every kind and nature whatsoever, whether arising from any express, implied, oral or written contract or agreement or otherwise, known or unknown, past, present or future, suspected or unsuspected, at law or in equity, contingent or otherwise (collectively, a “Potential Claim”), that the Releasing Parties, or any of them, had, has or may have in the future against any of the Released Parties for any matter, cause or thing relating to NXSN and/or any direct or indirect subsidiary or affiliate of NXSN, officers and directors occurring at any time at or prior to the date of this Agreement (subject to the exceptions described below, the “Released Matters”), except that the Released Matters do not include, and nothing in this Agreement will affect or be construed as a waiver or release by the Releasing Parties of, any Potential Claim by the Releasing Parties arising from or relating to: (i) any rights or benefits available to any Releasing Party under this Agreement, and (ii) claims that cannot be released as a matter of law. “Action” means any action, audit, charge, claim, complaint, demand, grievance, hearing, inquiry, investigation, litigation, proceeding, citation, summons, subpoena or suit, whether civil, criminal, administrative or judicial, whether formal or informal, whether public or private, commenced, brought, conducted or heard by or before, or otherwise involving, any government authority, and any mediation. “Liabilities” means any and all liabilities, indebtedness, claims, guaranties commitments, deficiencies and obligations of any kind, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or undeterminable, on- or off-balance sheet or required to be recorded on a balance sheet prepared in accordance with generally accepted accounting principles, including those arising under any law, regulation or court order and those arising under any contract or agreement.

7.           General Provisions.

a.           Counterparts Fascimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

b.           Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall, to the fullest extent applicable, be brought and enforced first in the Southern District of New York, then to such other court in the State of New York as appropriate and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

c.           Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

d.           Binding Effect; Assignment. This Agreement (i) may be assigned by Seller to a partnership in which Seller is the general partner or a limited liability company in which Seller is the managing member, and (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

e.           Headings. The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

f.            Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

g.           Notices. Any notice or other communication under this Agreement shall be in writing and shall be considered given when (a) sent by telecopier, with receipt confirmed, (b) delivered personally, or (c) one business day after being sent by recognized overnight courier, to the parties at the addresses set forth on the signature page hereto (or at such other address as a party may specify by notice to the other).

[Signature page to follow]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

BUYER		SELLER
GLASSBRIDGE ENTERPRISES, INC.		HUMILIS HOLDINGS PRIVATE
EQUITY LP

By: Humilis Holdings Management Company LLC, its General Partner

By:	/s/ Danny Zhang	By:	/s/ Trevor Colhoun

Name: Danny Zhang, CEO		Trevor Colhoun, Manager

NXSN Acquisition Corp

By:	/s/ Trevor Colhoun
Name: Trevor Colhoun, Chairman